LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C4

Classes A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, A-M, A-J, B, C, D, E and F

$1,833,655,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES OR LANGUAGE THAT MAY APPEAR IN THE TEXT OF, AT THE BOTTOM OF, OR ATTACHED TO, AN EMAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED, THAT ARE SUBSTANTANTIVELY SIMILAR TO OR IN THE NATURE OF THE FOLLOWING DISCLAIMERS, STATEMENTS OR LANGUAGE, ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED: (I) DISCLAIMERS REGARDING ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR RESTRICTIONS AS TO RELIANCE ON THE INFORMATION CONTAINED HEREIN BY INVESTORS; (II) DISCLAIMERS OF RESPONSIBILITY OR LIABILITY; (III) STATEMENTS REQUIRING INVESTORS TO READ OR ACKNOWLEDGE THAT THEY HAVE READ OR UNDERSTAND THE REGISTRATION STATEMENT OR ANY DISCLAIMERS OR LEGENDS; (IV) LANGUAGE INDICATING THAT THIS COMMUNICATION IS NEITHER A PROSPECTUS NOR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY; (V) STATEMENTS THAT THIS INFORMATION IS PRIVILEGED, CONFIDENTIAL OR OTHERWISE RESTRICTED AS TO USE OR RELIANCE; AND (VI) A LEGEND THAT INFORMATION CONTAINED IN THESE MATERIALS WILL BE SUPERSEDED OR CHANGED BY THE FINAL PROSPECTUS, IF THE FINAL PROSPECTUS IS NOT DELIVERED UNTIL AFTER THE DATE OF THE CONTRACT FOR SALE. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

NOTICE TO RESIDENTS OF KOREA

NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE “SUBJECT SECURITIES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NONE OF LEHMAN BROTHERS INC. OR UBS SECURITIES LLC OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THESE MATERIALS OR OF THE SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION REGULATIONS OF KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT SECURITIES AS PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT SECURITIES NOR ANY RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN KOREA OR TO ANY RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE SUBJECT SECURITIES HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO MORE THAN ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE, THE PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE FOREIGN EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF THE RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

NOTICE TO RESIDENTS OF GERMANY

Table of Contents

Transaction Highlights

Transaction Highlights

Structural Highlights

Collateral Pool Highlights

Investment Grade and Significant Mortgage Loans

Investor Reporting

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

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Structural Highlights

Structural Highlights

Structural Highlights

Offered Certificates


Loan Group 1[1]
Approximately $1.57 billion
Commercial and Multifamily Loans
Loan Group 2[2]
Approximately $414.3 million
Multifamily Loans
100%
100%
Class A-1[3]
Class A-2[3]
Class A-3[3]
Class A-AB[3]
Class A-4[3]
Class A-1A[4]
Class A-M
Class A-J
Class B
Class C
Class D
Class E
Class F
Class X-CP[5]

1. Includes the following mortgage loans secured by mobile home park properties: the Green Valley Portfolio mortgage loan and the Countryview MHC mortgage loan.
2. Excludes the following mortgage loans secured by mobile home park properties: the Green Valley Portfolio mortgage loan and the Countryview MHC mortgage loan. Includes the following mortgage loans secured by mobile home park properties: the Pinewood Estates mortgage loan and the Crystal Valley Mobile Home Park mortgage loan.
3. 100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group 1 will generally be applied to make distributions of principal to the Class A-1, A-2, A-3, A-AB and A-4 certificates prior to being applied to make any distributions of principal to the A-1A certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A will be pro rata.
4. 100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group 2 will generally be applied to make distributions of principal to the A-1A certificates prior to being applied to make any distributions of principal to the A-1, A-2, A-3, A-AB and A-4 certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A will be pro rata.
5. The Class X-CP certificates accrue interest at the weighted average of certain strip rates off of a notional amount that will initially equal all or specified portions of the respective principal balances of the Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G Certificates.

LEHMAN BROTHERS

8

UBS Investment Bank

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Structural Highlights

Bond Structure

Structural Highlights

Structural Highlights (to be updated)

Bond Structure (cont.)

Structural Highlights

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Structural Highlights (to be updated)

Bond Structure (cont.)

Structural Highlights

The Non-Offered Certificates are not offered by this free writing prospectus, the Offering Prospectus or the Base Prospectus. The Non-Offered Certificates also include the Class R-I, R-II, R-III and R-LR Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.

The Non-Offered Certificates are not offered by this free writing prospectus, the Offering Prospectus or the Base Prospectus. The Non-Offered Certificates also include the Class R-I, R-II, R-III and R-LR Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.

Represents total notional amount. The Class X-CP and X-CL Certificates do not have principal balances. See “Description of the Offered Certificates—General” in the Offering Prospectus.

Represents the total principal balance of all more subordinate Classes of Pool-Based Certificates shown in the table on the previous page, expressed as a percentage of the Initial Mortgage Pool Balance.

Presented on an aggregate basis for the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates.

To be determined. The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the Pool WAC (as defined below); (c) the Pool WAC minus a specified percentage; and (d) the lesser of (i) the Pool WAC and (ii) a specified fixed rate. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

The Class X-CL and X-CP Certificates accrue interest on their respective notional amounts at the weighted average of certain strip rates. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

For any Distribution Date, if the weighted average of certain net interest rates on the Mortgage Loans (or, in the case of the Split Mortgage Loans, the Pooled Portions thereof) comprising the Mortgage Pool (“Pool WAC”) is less than a specified fixed rate for the subject Class, then the applicable pass-through rate in effect for that Class will equal Pool WAC. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

Calculated, assuming among other things, 0% CPR and no defaults or losses. Also based on Modeling Assumptions set forth in glossary to the Offering Prospectus. Any deviation from these assumptions can result in a different (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.

Represents the weighted average life of each dollar reduction in notional amount.

Represents period over which the notional amount will be reduced to zero.

Represents beneficial ownership of the respective Non-Pooled Portions of the 70 Hudson Street Mortgage Loan, the AMLI of North Dallas Mortgage Loan and the Fountains of Miramar Mortgage Loan.

Represents beneficial ownership of the Non-Pooled Portion of the Sturbridge Commons Mortgage Loan.

The applicable pass-through rates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of certain net interest rates deemed to be in effect for the Non-Pooled Portions of the 70 Hudson Street Mortgage Loan, the AMLI of North Dallas Mortgage Loan and the Fountains of Miramar Mortgage Loan as of the date of initial issuance of the Certificates, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate.

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Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Call Protection(1)(2)

Structural Highlights

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See “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions” in the Offering Prospectus.

Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

As of the Cut-Off Date.

Percent of Initial Mortgage Pool Balance.

One loan, representing 0.3% of the Initial Mortgage Pool Balance, is currently in its defeasance period. If this loan defeases prior to two years after the securitization, such loan is required to be repurchased out of the Trust at a repurchase price equal to (i) the principal balance of the loan, together with accrued interest and costs, plus (ii) the amount, if any, by which the proceeds from any cash defeasance deposit by the borrower exceeds the amount in clause (i) of this sentence. One loan representing 7.1% of the Initial Mortgage Pool Balance may be prepaid in limited circumstances with yield maintenance during the first two years after securitization.

These mortgage loans may defease after a period of yield maintenance.

Excludes any period when borrower has the option, with respect to a particular Mortgage Loan, to either defease or prepay with yield maintenance.

Structural Highlights

Prepayment Provisions(1)

Structural Highlights

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Represents percentage of then outstanding principal balance of Mortgage Pool (exclusive of the respective Non-Pooled Portions of the Split Mortgages Loans) as of the date shown assuming, among other things, no prepayments, defaults or losses. The table was generated based on the Modeling Assumptions specified in the glossary to the Offering Prospectus.

Collateral Pool Highlights

Collateral Pool Highlights

The Mortgage Pool includes seven Mortgage Loans (representing 30.9% of the Initial Mortgage Pool Balance) that S&P and Moody’s have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such seven Mortgage Loans, the “Investment Grade Loans”). Four of the Investment Grade Loans are the Split Mortgage Loans.

The Mortgage Pool includes seven Mortgage Loans (representing 30.9% of the Initial Mortgage Pool Balance) that S&P and Moody’s have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such seven Mortgage Loans, the “Investment Grade Loans”). Four of the Investment Grade Loans are the Split Mortgage Loans.

As described under “Description of the Mortgage Pool—Loan Combinations” in the Offering Prospectus, five Mortgage Loans, representing 14.2% of the Initial Mortgage Pool Balance, are each part of a Loan Combination. A “Loan Combination” consists of two or more mortgage loans, only one of which will be included in the Trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Whenever there is a reference to a “Non-Trust Loan” in these materials, it is a reference to a mortgage loan that is part of a Loan Combination, but is not included in the Trust. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the Mortgage Loan included in the same Loan Combination.

The structures of the One New York Plaza Loan Combination, the 888 Seventh Avenue Loan Combination, the Two Penn Center Loan Combination and the Split Mortgage Loans are outlined on the following pages.

Collateral Pool Highlights

Pool Composition

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as One New York Plaza (that property, the “One New York Plaza Mortgaged Property” and that Loan Combination, the “One New York Plaza Loan Combination”) consists of (a) the One New York Plaza Mortgage Loan, which will be included in the Trust Fund and (b) a Non-Trust Loan (the “One New York Plaza Pari Passu Non-Trust Loan”), which is evidenced by an A-2 note and is pari passu in right of payment with the One New York Plaza Mortgage Loan.

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as One New York Plaza (that property, the “One New York Plaza Mortgaged Property” and that Loan Combination, the “One New York Plaza Loan Combination”) consists of (a) the One New York Plaza Mortgage Loan, which will be included in the Trust Fund and (b) a Non-Trust Loan (the “One New York Plaza Pari Passu Non-Trust Loan”), which is evidenced by an A-2 note and is pari passu in right of payment with the One New York Plaza Mortgage Loan.

The holder of the One New York Plaza Mortgage Loan receives monthly payments of scheduled interest (at the related mortgage interest rate) and scheduled principal on a pari passu basis with the holder of the One New York Plaza Pari Passu Non-Trust Loan.

The One New York Plaza Pari Passu Non-Trust Loan will not be included in the Trust Fund.

Collateral Pool Highlights

Collateral Pool Highlights

One New York Plaza Loan Combination

Collateral Pool Highlights

Collateral Pool Highlights

888 Seventh Avenue Loan Combination

- The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 888 Seventh Avenue (that property, the "888 Seventh Avenue Mortgaged Property" and that Loan Combination, the "888 Seventh Avenue Loan Combination") consists of (a) the 888 Seventh Avenue Mortgage Loan, which will be included in the Trust Fund and which is evidenced by a B Note and, under certain material default scenarios, is generally subordinate in right of payment to the 888 Seventh Avenue Senior Non-Trust A-1 Loan and A-2 Loan, (b) a Non-Trust Loan (the "888 Seventh Avenue Senior Non-Trust A-1 Loan"), which is evidenced by an A-1 Note and, under certain material default scenarios is generally senior in right of payment to the 888 Seventh Avenue Mortgage Loan, and (c) a Non-Trust Loan (the "888 Seventh Avenue Senior Non-Trust A-2 Loan"), which is evidenced by an A-2 Note and is *pari passu* in right of payment to the 888 Seventh Avenue Senior Non-Trust A-1 Loan and, under certain material default scenarios, is generally senior in right of payment to the 888 Seventh Avenue Mortgage Loan.


888 Seventh Avenue Loan Combination ($318.6m)
888 Seventh Avenue Senior Non-Trust A-1 Loan(1) ($145.9m) LB-UBS 2006-C1 Trust
888 Seventh Avenue Senior Non-Trust A-2 Loan(2) ($145.9m) LB-UBS 2006-C3 Trust
888 Seventh Avenue Mortgage Loan (B Note)(3) ($26.8m)
LB-UBS 2006-C4 Trust

- Prior to certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the 888 Seventh Avenue Mortgage Loan generally receives monthly payments of scheduled interest (at the related mortgage interest rate), scheduled principal, if any, and any other principal on a a *pro rata* basis with the holder of the 888 Seventh Avenue Senior Non-Trust A-1 Loan and the holder of the 888 Seventh Avenue Senior Non-Trust A-2 Loan.[1]
- In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the 888 Seventh Avenue Mortgage Loan generally receives no principal or interest payments until the principal amounts of the 888 Seventh Avenue Senior Non-Trust A-1 Loan and the 888 Seventh Avenue Senior Non-Trust A-2 Loan have been paid in full.[1]

1. *Subject to the terms of the Co-Lender Agreement.*

LEHMAN BROTHERS

21

UBS Investment Bank

The 888 Seventh Avenue Senior Non-Trust A-1 Loan and the 888 Seventh Avenue Senior Non-Trust A-2 Loan will not be included in the Trust Fund.

The 888 Seventh Avenue Senior Non-Trust A-1 Loan and the 888 Seventh Avenue Senior Non-Trust A-2 Loan will not be included in the Trust Fund.

Subject to the discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the Series 2006-C4 Controlling Class Representative, as designee of the holder of the 888 Seventh Avenue Mortgage Loan will have the rights to (i) direct various servicing actions and/or replace the special servicer with respect to the 888 Seventh Avenue Loan Combination; and (ii) cure defaults under and/or purchase in a default scenario the 888 Seventh Avenue Senior Non-Trust A-1 Loan and the 888 Seventh Avenue Senior Non-Trust A-2 Loan.

Collateral Pool Highlights

Collateral Pool Highlights

888 Seventh Avenue Loan Combination (cont.)

Collateral Pool Highlights

Collateral Pool Highlights

The Two Penn Center Loan Combination

- The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as Two Penn Center (that property, the "Two Penn Center Mortgaged Property" and that Loan Combination, the "Two Penn Center Loan Combination") consists of (a) the Two Penn Center Mortgage Loan, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the "Two Penn Center Non-Trust Loan"), which is evidenced by a B note and, under certain material default scenarios, is generally subordinate in right of payment to the Two Penn Center Mortgage Loan. A Co-Lender Agreement executed between the holder of the Two Penn Center Mortgage Loan and the Two Penn Center Non-Trust Loan governs the rights and obligations of those holders (the "Two Penn Center Co-Lender Agreement").


Two Penn Center Loan Combination ($52.0m)
Two Penn Center Mortgage Loan (A Note) ($23.9m)
LB-UBS 2006-C4 Trust
Two Penn Center Non-Trust Loan (B Note) ($28.1m)

- The holder of the Two Penn Center Mortgage Loan receive scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the Two Penn Center Non-Trust Loan.[1]
- Prior to certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the Two Penn Center Mortgage Loan and the holder of the Two Penn Center Non-Trust Loan receive principal payments on a *pro rata* basis, including in conjunction with the partial release of a property.[1]
- In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the Two Penn Center Non-Trust Loan receives no principal or interest payments until the principal amount of the Two Penn Center Mortgage Loan has been paid in full.[1]
- The Two Penn Center Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.
- The Two Penn Center Loan Combination is subject to the terms of the Two Penn Center Co-Lender Agreement.

1. *Subject to the terms of the Two Penn Center Co-Lender Agreement.*

LEHMAN BROTHERS

23

UBS Investment Bank

Subject to the discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holder of the Two Penn Center Non-Trust Loan will have the rights to (i) direct various servicing actions and/or replace the special servicer with respect to the Two Penn Center Loan Combination; and (ii) cure defaults under and/or purchase in a default scenario the Two Penn Center Mortgage Loan.

Collateral Pool Highlights

Collateral Pool Highlights

The Two Penn Center Loan Combination (cont.)

As described under “Description of the Mortgage Pool—Split Mortgage Loans” in the Offering Prospectus, four Mortgage Loans (representing 6.3% of the Initial Mortgage Pool Balance), are each part of a Split Mortgage Loan consisting of a senior Pooled Portion (the “Pooled Portion”) and a junior Non-Pooled Portion (the “Non-Pooled Portion”).

As described under “Description of the Mortgage Pool—Split Mortgage Loans” in the Offering Prospectus, four Mortgage Loans (representing 6.3% of the Initial Mortgage Pool Balance), are each part of a Split Mortgage Loan consisting of a senior Pooled Portion (the “Pooled Portion”) and a junior Non-Pooled Portion (the “Non-Pooled Portion”).

Each entire Split Mortgage Loan will be serviced under the series 2006-C4 pooling and servicing agreement by the series 2006-C4 master servicer and the series 2006-C4 special servicer (subject to the right of a designated holder of the Class HAF Certificates and the Class SBC Certificates to substitute such special servicer with respect to the related underlying Split Mortgage Loan).

In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, no payments of principal will be allocated to any Non-Pooled Portion until the total principal balance of the related Pooled Portion has been paid in full. Otherwise, payments of principal and interest are allocated on a pro rata basis to each Pooled Portion and the related Non-Pooled Portion.

The Pooled Portions will be pooled with other Mortgage Loans to back the Offered Certificates and certain Non-Offered Certificates.

The 70 Hudson Street Non-Pooled Portion, the AMLI of North Dallas Non-Pooled Portion and the Fountains of Miramar Non-Pooled Portion will back the Class HAF Certificates.

The Sturbridge Commons Non-Pooled Portion will back the Class SBC Certificates.

Collateral Pool Highlights

Collateral Pool Highlights

The Split Mortgage Loans

Collateral Pool Highlights

The following table shows the U/W DSCR, Cut-off Date LTV and Shadow Rating(2) with respect to each indicated Mortgage Loan, or, in the case of a Split Mortgage Loan, the Pooled Portion only:

Collateral Pool Highlights

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Based on: the One New York Plaza Loan Combination (including the related Pari Passu Non-Trust Loan); the entire 888 Seventh Avenue Loan Combination (including all of the related Non-Trust Loans); in the case of each of the Split Mortgage Loans, the related Pooled Portion only and without regard to the related Non-Pooled Portion; in the case of the Two Penn Center Loan Combination, the Two Penn Center Mortgage Loan only and without regard to the related Subordinate Non-Trust Loan.

S&P and Moody’s have each confirmed to the Depositor that the respective ratings in this row reflect an assessment by such rating agency that, in the context of the subject Mortgage Loan’s inclusion in the securitization trust, the credit characteristics of that Mortgage Loan are consistent with obligations that are so rated. Ratings on each Split Mortgage Loan do not reflect the Non-Pooled Portion of such Split Mortgage Loan.

Collateral Pool Highlights

Collateral Pool Highlights

Mortgage Loan Sellers

- Sponsors of properties securing the top ten and investment grade loans in the LB-UBS 2006-C4 transaction include the following:
  - Tishman Speyer Crown Equities, LLC
  - Trizec Properties, Inc.
  - Jack Resnick & Sons, Inc.
  - Stellar Advisors, LLC and an affiliate of Lehman Brothers Holdings Inc.
  - Hartz Mountain Industries, Inc.
  - Swig Equities, LLC and Zamir Equities
  - R. Scott McQuarrie, Stanford J. Ricks, Utah Pacific Holdings, LLC
  - 444 Brickell Holdings LLC
  - DiamondRock Hospitality Limited Partnership
  - Ross H. Partrich

- Conduit Origination Program:
  - U/W Net Cash Flow on all loans is based on certain underwriting assumptions made by the applicable mortgage loan seller including those assumptions more specifically set forth in the Offering Prospectus and is either verified subject to a variance of 2.5% or, in limited other cases, re-underwritten (but not audited) by third party service providers (i.e., a "Big Four" accounting firm).
  - U/W NCF DSCR for all loans with partial interest-only periods is calculated based on annual debt service payments during the amortization term or in some cases based on an average monthly debt service payment during the amortization term.
  - Sponsor/principal due diligence is performed for all loans using any combination of Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches and other types of credit history and background checks.
  - Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.
  - Substantially all borrowers are single asset entities.
  - Non-consolidation opinions have been obtained with respect to the related borrower for substantially all Mortgage Loans with principal balances greater than $25 million.

LEHMAN BROTHERS

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UBS Investment Bank

Collateral Pool Highlights

Collateral Pool Highlights

Cash Management Systems

Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Springing Hard Lockbox. Either—

income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a “Hard Lockbox” with lender cash management; or

a lockbox account is not in-place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a “Hard Lockbox” with lender cash management.

Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a “Hard Lockbox”.

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Collateral Pool Highlights

Information Regarding Escrows and Related Payment Obligations

Collateral Pool Highlights

___________________________

___________________________

Escrows and related payment obligations are generally in the form of either up-front reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature of any sponsor.

As of the Cut-Off Date, excludes the Investment Grade Loans.

In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

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Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

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Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

Expressed as a percentage of the Initial Mortgage Pool Balance.

Includes properties leased to one tenant that occupies 90% or more of the particular property.

Collateral Pool Highlights

Collateral Pool Highlights

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Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics

___________________________

___________________________

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics (cont.)

___________________________

___________________________

Percentages based on allocated loan amount per property.

No other state represents more than 2.3% of the Initial Mortgage Pool Balance.

Multifamily component includes mobile home park properties securing 2.8% of the Initial Mortgage Pool Balance.

Three (3) Mortgage Loans, collectively representing 2.4% of the Initial Mortgage Pool Balance, each provides that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information relating to the Wtd. Avg. Maturity Date LTV reflects that with regard to the three (3) Mortgage Loans referenced above, all of the additional monthly amortization payments are made. The presentation of statistical information herein relating to the Amortization Types and Wtd. Avg. U/W DSCR, however, does not reflect these additional amortization payments.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Loans

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

Investment Grade Loans (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Calculated based on in-place U/W NCF and debt service constant or interest rate, as applicable.

Calculated based on Cut-Off Date Balance and the related appraised value.

S&P and Moody’s have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated. Ratings on each Split Mortgage Loan do not reflect the Non-Pooled Portion of such Split Mortgage Loan.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.544908% calculated on Actual/360 day basis. The U/W DSCR based on the projected U/W NCF is 2.21x.

Reflects Bingham McCutchen, LLP’s occupancy of 294,907 square feet of Fidelity’s space on 9/1/2008.

Calculated based on in-place U/W NCF for the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan and based on annual debt constant of 7.369% commencing with payment date in April 2009. The U/W DSCR for the entire One New York Plaza Loan Combination based on the projected U/W NCF is 1.76x.

Based on a loan amount of $400,000,000 that includes the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan.

Based on Pooled Portion of the 70 Hudson Street Mortgage Loan without regard to Non-Pooled Portion thereof. The U/W DSCR and Cut-Off Date LTV for the entire 70 Hudson Street Mortgage Loan are 1.36x and 77.5%, respectively.

Based on Pooled Portion of the AMLI of North Dallas Mortgage Loan without regard to Non-Pooled Portion thereof. The U/W DSCR and Cut-Off Date LTV for the entire AMLI of North Dallas Mortgage Loan are 1.21x and 80.0%, respectively.

Based on the Two Penn Center Mortgage Loan without regard to Two Penn Center Non-Trust Loan. The U/W DSCR and Cut-off Date LTV for the entire Two Penn Center Loan Combination are 1.21x and 80.0%, respectively.

Based on Pooled Portion of the Fountains of Miramar Mortgage Loan without regard to Non-Pooled Portion thereof. The U/W DSCR and Cut-Off Date LTV for the entire Fountains of Miramar Mortgage Loan are 1.39x and 72.7%, respectively.

Investment Grade and Significant Mortgage Loans

One Federal Street

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

S&P and Moody’s have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the One Federal Street Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Reflects Bingham McCutchen, LLP’s occupancy of 294,907 square feet of Fidelity’s space on 9/1/2008.

Investment Grade and Significant Mortgage Loans

One Federal Street (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate total square feet.

The percentages of total base rent are based on in-place underwritten base rental revenues.

Reflects in-place underwritten base rent.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Bingham McCutchen, LLP has signed a lease for 294,907 square feet beginning 9/1/2008 and ending 8/30/2023 at an in-place underwritten base rent of $50.90 per square foot. Fidelity currently occupies all 294,907 square feet of what will become Bingham McCutchen, LLP’s space with a lease of 149,520 square feet expiring 3/30/2007 and 192,914 square feet expiring 5/30/2007. Fidelity also has 24,695 square feet expiring 2/28/2017.

Bear Stearns’ lease expiration includes 39,596 square feet expiring 12/30/2009 and 18,599 square feet expiring 1/30/2010.

Reflects Bingham McCutchen, LLP’s occupancy of 294,907 square feet of Fidelity’s space on 9/1/2008.

Based on in-place underwritten base rental revenues.

Investment Grade and Significant Mortgage Loans

One Federal Street (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Reflects in-place U/W NCF. Projected U/W NCF based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other lease-up assumptions is $32,524,907.

Reflects Bingham McCutchen, LLP’s occupancy of 294,907 square feet of Fidelity’s space on 9/1/2008.

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Investment Grade and Significant Mortgage Loans

One New York Plaza

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

S&P and Moody’s have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the One New York Plaza Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Reflects the One New York Plaza Mortgage Loan, which is part of the One New York Plaza Loan Combination of $400,000,000. The amount of $400,000,000 comprises the two, $200,000,000 One New York Plaza pari passu A Notes.

Based on the One New York Plaza pari passu A Notes totaling $400,000,000.

Payments of interest only are required through and including the payment date in March 2009. The interest rate for the One New York Plaza Non-Trust Loan is 5.4995%.

Investment Grade and Significant Mortgage Loans

One New York Plaza (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate total square feet.

The percentages of total base rent are based on in-place underwritten base rental revenues.

Reflects in-place underwritten base rent.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Wachovia Securities subleases 1,121,630 square feet of its space to four sub-tenants, but remains fully responsible for all of its lease obligations.

Wachovia Securities pays rent on a triple-net basis.

Goldman Sachs’ lease expiration includes 518,121 square feet expiring 9/30/2009 and 40,928 square feet expiring 12/31/2010.

Based on in-place underwritten base rental revenues.

Investment Grade and Significant Mortgage Loans

One New York Plaza (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Based on a loan amount of $400,000,000 that includes the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed mark-to-market rent adjustment applied to below-market tenant leases is $51,894,197.

Investment Grade and Significant Mortgage Loans

70 Hudson Street

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

S&P and Moody’s have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the 70 Hudson Street Pooled Portion in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Based on the 70 Hudson Street Pooled Portion of the 70 Hudson Street Mortgage Loan without regard to the 70 Hudson Street Non-Pooled Portion.

The interest rate is for the 70 Hudson Street Pooled Portion only. The interest rate for the 70 Hudson Street Non-Pooled Portion is 5.747%.

Payments of interest only are required through and including the payment date in April 2009.

Investment Grade and Significant Mortgage Loans

70 Hudson Street (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Reflects in-place underwritten base rent.

Credit ratings are those by S&P and Moody’s, respectively.

Lehman Brothers Holdings, Inc. pays rent on a triple-net basis.

Based on Pooled Portion of the 70 Hudson Street Mortgage Loan without regard to Non-Pooled Portion thereof. The U/W DSCR and Cut-Off Date LTV for the entire 70 Hudson Street Mortgage Loan are 1.36x and 77.5%, respectively.

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Calculated based on U/W NCF, and debt service constant or interest rate, as applicable.

Investment Grade and Significant Mortgage Loans

215 Fremont Street

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

215 Fremont Street (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Reflects in-place underwritten base rent.

Credit ratings are those by S&P and Moody’s, respectively. NR means not rated. The sole tenant is Charles Schwab & Co., Inc., a publicly-traded, credit-rated company. Charles Schwab, & Co., Inc. is rated A by S&P, while its parent company, Charles Schwab Corporation, is rated A- by S&P and A2 by Moody’s.

Charles Schwab & Co., Inc. pays rent on a triple-net basis.

Charles Schwab & Co., Inc.’s lease provides for two, 10-year renewal options.

Investment Grade and Significant Mortgage Loans

Chatsworth Park Apartments

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Chatsworth Park Apartments (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

44 Wall Street

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

44 Wall Street (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate total square feet.

The percentages of total base rent are based on in-place underwritten base rental revenues.

Reflects in-place underwritten base rent.

Cullen & Dykman Bleakley’s lease expiration includes 11,419 square feet expiring 9/30/2013, 11,419 square feet expiring 9/30/2010 and 2,039 square feet expiring 8/31/2008.

Mettel Inc.’s lease expiration includes 15,806 square feet expiring 1/1/2009 and 8,596 square feet expiring 12/31/2009.

Based on in-place underwritten base rental revenues.

Investment Grade and Significant Mortgage Loans

44 Wall Street (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

Canyon Park Technology Center

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Payments of interest only are required through and including the payment date in April 2008.

Investment Grade and Significant Mortgage Loans

Canyon Park Technology Center (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate total square feet.

The percentages of total base rent are based on in-place underwritten base rental revenues, excluding vacant lease-up assumptions.

Reflects in-place underwritten base rent.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Convergys Corporation has indicated that it will not renew 11,597 square feet by year end per the lease. In-place underwritten base rental revenue is based on 94,213 square feet.

Symantec Corporation’s lease provides for termination options on 6/30/2008 and 6/30/2010.

Sento Corporation’s lease expiration includes 6,424 square feet expiring 5/31/2007 and 1,270 square feet expiring 12/31/2009.

Unicity International’s lease provides for a termination option on 3/31/2007.

Based on the earlier of actual lease expiration or termination option.

Based on in-place underwritten base rental revenues, including rent steps through July 2006. Excludes vacant lease-up assumptions.

Investment Grade and Significant Mortgage Loans

Canyon Park Technology Center (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

Rivergate Plaza

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Rivergate Plaza (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate total square feet.

The percentages of total base rent are based on in-place underwritten base rental revenues.

Reflects in-place underwritten base rent.

Florida Attorney General’s rent increases on 8/1/2006 to $27.75 per square foot.

Based on in-place underwritten base rental revenues.

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Investment Grade and Significant Mortgage Loans

Rivergate Plaza (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

Courtyard Marriott Fifth Avenue

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

Courtyard Marriott Fifth Avenue (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Average occupancy, ADR and RevPAR, respectively, for the trailing 12 months ending 3/24/2006.

Underwritten average occupancy based on 2005 results for competitive properties per third-party appraisal is 85.9%.

Underwritten ADR and RevPAR based on 2006 budget capping occupancy at 85.9% are $250.72 and $215.37, respectively.

Reflects as-is market value. The prospective appraised value as of 3/1/2008 is $78,400,000, based on assumed completion of renovation program and stabilized operations.

The U/W NCF is based on the 2006 budget ADR of $250.72 and RevPAR at $215.37, and capping occupancy at 85.9%.

Calculated based on U/W NCF and annual debt constant of 7.569% commencing with payment date in June 2011.

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Investment Grade and Significant Mortgage Loans

Green Valley Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Commencing on the payment date in July 2012 and on each payment date thereafter up to and including the payment date in June 2016, in addition to the interest-only payments required, a constant payment in the amount of $29,078.32 shall be required solely to the extent that there is sufficient cash flow (after payment of interest, reserves and operating expenses), and such amounts shall accrue if not available from excess cash flow.

Investment Grade and Significant Mortgage Loans

Green Valley Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Calculated based on U/W NCF and interest-only payments based on an interest rate of 6.975% calculated on an Actual/360 day basis.

Investment Grade and Significant Mortgage Loans

Top Ten Loans

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

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Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

Calculated based on Cut-Off Date Balance and the related appraised value.

S&P and Moody’s have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated. Ratings on each Split Mortgage Loan do not reflect the Non-Pooled Portion of such Split Mortgage Loan.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.544908% calculated on Actual/360 day basis. The U/W DSCR based on the projected U/W NCF is 2.21x.

Reflects Bingham McCutchen, LLP’s occupancy of 294,907 square feet of Fidelity’s space on 9/1/2008.

Calculated based on in-place U/W NCF for the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan and based on annual debt constant of 7.369% commencing with payment date in April 2009. The U/W DSCR for the entire One New York Plaza Loan Combination based on the projected U/W NCF is 1.76x.

Based on a loan amount of $400,000,000 that includes the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan.

Top Ten Loans (cont.)

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Investor Reporting

Investor Reporting

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that are required to be made available to Certificateholders:

Investor Reporting

Timeline

Timeline

Timeline